EXHIBIT 10.7

LEASE AMENDMENT

This LEASE AMENDMENT (this "Amendment"), dated as of December 29, 2023 is by and between MONTANA RENEWABLES, LLC ("Lessee") and STONEBRJAR COMMERCIAL FINANCE LLC ("Lessor").

WHEREAS, Lessee and Lessor have entered into that certain (a) Master Lease Agreement, dated as of December 31, 2021 (the "MLA"); (b) Equipment Schedule No. 2, dated as of August 5, 2022 (the "Hydrocracker Schedule"; the Hydrocracker Schedule incorporating the terms of the MLA, the "Hydrocracker Lease") and (c) Equipment Schedule No. 3, dated as of September 29, 2023 (the "Pre-Treater Schedule"; the Pre-Treater Schedule incorporating the terms of the MLA, the "Pre-Treater Lease"; the Pre-Treater Schedule and the Hydrocracker Schedule together, the "Schedules" and the Hydrocracker Lease and Pre-Treater Lease together, the "Leases");

WHEREAS, Lessee has requested that Lessor amend certain covenants set forth in Section 12 of each Schedule;

and

WHEREAS, Lessor is willing to make such amendments pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the mutual premises herein contained and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Definitions. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the applicable Lease.
2.Amendments. Subject to the terms and conditions of this Amendment, as of the date hereof, Lessee and Lessor hereby agree that notwithstanding anything to the contrary in the Leases or any other Lease Documents:
(a).	the Hydrocracker Schedule is amended by deleting Section 12(d)(i) therefrom and replacing such section 12(dXi) in its entirety with the following language: "(i) 4.50 to 1.0 as of the last day of each of the Fiscal Quarter periods ended June 30, 2024 (calculated by annualizing Consolidated EBITDA for the most recent two Fiscal Quarters ended on such date) and September 30, 2024 (calculated by annualizing Consolidated EBITDA for the most recent three Fiscal Quarters ended on such date);" and
(b).	the Pre-Treater Schedule is amended by deleting Section 12(d)(i) therefrom and replacing such section 12(d)(i) in its entirety with the following language: "(i)4.50 to 1.0 as of the last day of each of the Fiscal Quarter periods ended June 30, 2024 (calculated by annualizing Consolidated EBJTDA for the most recent two Fiscal Quarters ended on such date) and September 30, 2024 (calculated by annualizing Consolidated EBITDA for the most recent three Fiscal Quarters ended on such date);".
3.No Other Changes. Except as expressly set forth in Section 2 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the MLA, the Leases or any other Lease Document, or a waiver of any other terms or provisions thereof, each of which shall continue in full force and effect, in each case as amended hereby.
4.Obligations Absolute; No Waiver. Nothing in this Amendment or otherwise shall serve to modify the absolute nature of Lessee's obligations under the Lease Documents, shall be deemed to be a waiver of any rights of Lessor under the Lease Documents or shall establish a course of dealing or performance that would in any way modify the express terms of the Lease Documents.
5.Representations & Wa1rnnties. To induce Lessor to enter into this Amendment, Lessee represents and warrants to Lessor that, in each case, immediately after giving effect to each of the modifications set forth in this Amendment: (a) the representations and warranties of Lessee set forth in the Lease Documents are true and correct in all material respects(except to the extent qualified by materiality, material adverse effect, or words of similar effect, in which case such applicable representations and warranties are true and correct in all respects) on and as of the date hereof(except to the extent any such representations and warranties are expressly limited to an earlier date, in which case the specified earlier date shall apply);

(b) the execution, delivery, and performance by Lessee of this Amendment is within the powers and authority of Lessee and has been duly authorized by Lessee; (c) this Amendment constitutes the legal, valid, and binding obligation of Lessee, enforceable against Lessee in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors' rights or

EXHIBIT 10.7

by the effect of general equitable principles; and (d) no Event of Default has occmred and is continuing, or will result immediately after giving effect to the transactions contemplated by this Amendment.

6.Release. To induce Lessor to enter into this Amendment, Lessee hereby absolutely and unconditionally releases and forever discharges Lessor, and any and all paiticipants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity, or upon contract or tort, or under any state or federal law, or otherwise, which Lessee have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time, to and including the date of this Amendment, whether such claims, demands and causes of action are matured orunmatured, or known or unknown (but excluding arithmetic enurs in the calculation of any rent or other amount due Lessor in the ordinary course of business).
7.Amendment Fee. Simultaneously with its execution of this Amendment, Lessee shall pay to Lessor a fee (the "Amendment Fee") of$2,000,000 in good, immediately available funds. The Amendment Fee is fully earned as of the date hereof and shall be non-refundable for any reason.
8.Effectiveness. This Amendment shall become effective only upon Lessor's receipt of a fully executed copy of this Amendment together with the Amendment Fee.
9.	Miscellaneous.
(a).Entire Agreement. This Amendment and the other Lease Documents constitute the entire agreement and understanding between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersede all prior negotiations, understandings and agreements between such parties. There are no unwritten, oral agreements among the parties.

(b). Counterparls. This Amendment may be executed and delivered in one or more counterparts (including via .pdf or other means of electronic transmission), each of which is an original and all of which together constitute one and the same instrnment.

(c).Severability; Headings. If any provision or provisions of this Amendment shall be held to be invalid, illegal, unenforceable or in conflict with the law of any relevant jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. The headings herein are inserted only for convenience and shall not affect the interpretation of this Amendment.
(d).Further Assurances; Costs and Expenses. Notwithstanding any provision in any Lease Document to the contraty, Lessee shall execute and deliver such further documents, instruments, and agreements as Lessor may request, and shall take any other actions that are necessaiy or, in the opinion of Lessor, desirable to, establish, maintain, and protect the rights and remedies of Lessor under the Lease Documents and to carry out the intent and purpose thereof. Lessee shall pay on demand all of Lessor's costs and expenses (including attorney's fees and legal expenses) in connection with the preparation, execution and enforcement of this Amendment.

(e). Governing Law; Jury Waiver. This Amendment expressly incorporates the terms of Sections 28 and 29 of the MLA related to, inter alia, governing law, jurisdiction, forum selection, venue and jury waiver as if such terms were set out in full herein, mutatis mutandis.

[Signature Page Follows]

EXHIBIT 10.7

IN WITNESS WHEREOF, the parties hereto have caused this Lease Amendment to be duly executed as of the date first written above by their respective officers thereunto duly authorized.

LESSOR:

STONEBRIAR COMMERCIAL FINANCE LLC

By: /s/ Harrison Smith
Name: Harrison Smith Title: Vice President

LESSEE:

MONTANA RENEWABLES, LLC

By: /s/ Vincent Donargo
Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer

EXHIBIT 10.7

DELIVERY AND ACCEPTANCE CERTIFICATE

Date: December 29, 2023

Reference is made to that certain (a) Equipment Schedule No. 1, dated as of December 30, 2022 (the "Schedule"), between Montana Renewables, LLC ("Lessee") and Stonebriar Commercial Finance LLC ("Lessor'') (b) Master Lease Agreement, dated as of December 31, 2021 (the "MLA" and the Schedule incorporating the terms of the MLA, the "Lease"), between Lessee and Lessor and (c) Holdback Agreernen dated as ofDecember 30, 2022 (the "Holdback Agreement"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Holdback Agreement.

Lessee hereby represents, warrants and acknowledges the following as of the date first set forth above:

1.	the Undelivered Equipment was delivered to and installed at the location set forth in the Lease;
2.	the Undelivered Equipment was inspected and tested by Lessee and was found meet all requirements of Lessee and to be in good working order and ready for use as originally intended by Lessee;
3.	Lessee is not aware of any deficiencies orotherimpairments of the Undelivered Equipment; and

4.	Lessee hereby unconditionally accepts the Undelivered Equipment.

EXECUTED AND ACKNOWLEDGED as of the date first set forth above: MONTANA RENEWABLES, LLC

By: /s/ Vincent Donargo
Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer

EXHIBIT 10.7

PAY PROCEEDS INSTRUCTIONS

Reference is made to that certain (a) Lease Amendment, dated as of even date herewith (the "Amendment"), between Montana Renewables, LLC ("Lessee") and Stonebriar Commercial Finance LLC ("Lessor") and (b) Holdback Agreement, dated as of December 30, 2022 (the "Holdback"), between Lessee and Lessor.

The undersigned hereby authorizes and directs the disbursement of funds in connection with the Holdback as follows:

Amount

ABA Number: For account of: Account Number:

101000695

Stonebriar Commercial Finance LLC 9872216067

$500,000.00

Reference:Holdback Funds / Partial Amendment Fee

TOTAL$500,000.00

MONTANA RENEWABLES, LLC

By: /s/ Vincent Donargo
Name: Vincent Donargo Title: Executive Vice President and Chief Financial Officer

Pay Proceeds J11structio11s (12/18)